Exhibit 99.1

Netlist Reports Second Quarter 2024 Results

IRVINE, CALIFORNIA, July 30, 2024 - Netlist, Inc. (OTCQB: NLST) today reported financial results for the second quarter ended June 29, 2024.

Second Quarter 2024 Highlights:

•	Net sales for the second quarter of 2024 increased by 267% to $36.8 million compared to $10.0 million from the same quarter one year ago.
•	Received a jury verdict in the Federal District Court for the Central District of California that found Samsung materially breached the Joint Development and License Agreement signed by the parties in November 2015. This verdict confirmed Samsung no longer has a license to Netlist's patent portfolio.
•	Won a $445 million damages award against Micron for willful infringement of Netlist’s patents in the United States District Court for the Eastern District of Texas.

“During the second quarter we secured significant legal victories against Samsung and Micron,” said Chief Executive Officer, C.K. Hong. “Over the last year, two juries have awarded Netlist $748 million in damages for the willful infringement of its patents. These awards underscore the tremendous value of the technology Netlist has created and its foundational role in generative artificial intelligence.”

Net sales for the second quarter ended June 29, 2024 were $36.8 million, compared to net sales of $10.0 million for the second quarter ended July 1, 2023. Gross profit for the second quarter ended June 29, 2024 was $0.8 million, compared to a gross profit of $0.2 million for the second quarter ended July 1, 2023.

Net sales for the six months ended June 29, 2024 were $72.6 million, compared to net sales of $19.0 million for the six months ended July 1, 2023. Gross profit for the six months ended June 29, 2024 was $1.5 million, compared to a gross profit of $0.8 million for the six months ended July 1, 2023.

Net loss for the second quarter ended June 29, 2024 was ($14.8) million, or ($0.06) per share, compared to a net loss of ($14.0) million in the same period of prior year, or ($0.06) per share. These results include stock-based compensation expense of $1.1 million and $1.2 million for the quarters ended June 29, 2024 and July 1, 2023, respectively.

Net loss for the six months ended June 29, 2024 was ($31.7) million, or ($0.12) per share, compared to a net loss in the prior year period of ($29.8) million, or ($0.13) per share. These results include stock-based compensation expense of $2.5 million and $2.3 million for the six months ended June 29, 2024 and July 1, 2023, respectively.

As of June 29, 2024, cash, cash equivalents and restricted cash was $36.4 million, total assets were $55.6 million, working capital deficit was ($1.3) million, and stockholders’ deficit was ($0.2) million.

Conference Call Information

C.K. Hong, Chief Executive Officer, and Gail Sasaki, Chief Financial Officer, will host an investor conference call today, July 30, 2024 at 12:00 p.m. Eastern Time to review Netlist’s results for the second quarter ended June 29, 2024. The live webcast and archived replay of the call can be accessed for 90 days in the Investors section of Netlist’s website at www.netlist.com.

About Netlist

Netlist is a leading innovator in memory and storage solutions, pushing the boundaries of technology to deliver unparalleled performance and reliability. With a rich portfolio of patented technologies, Netlist has consistently driven innovation in the field of cutting-edge enterprise memory and storage, empowering businesses and industries to thrive in the digital age. To learn more about Netlist, please visit www.netlist.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and often address future events or Netlist's future performance. Forward-looking statements contained in this news release include statements about Netlist's ability to execute on its strategic initiatives. All forward-looking statements reflect management's present expectations regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks, uncertainties and other factors include, among others: that Samsung will appeal the final order by the trial court, risks that Micron will appeal the final judgment by the trial court, which could cause a lengthy delay in Netlist's ability to collect the damage award or overturn the verdict or reduce the damages award; risks that Netlist will suffer adverse outcomes in its pending litigation with Samsung, Micron or Google or in its various other active proceedings to defend the validity of its patents; risks related to Netlist's plans for its intellectual property, including its strategies for monetizing, licensing, expanding, and defending its patent portfolio; risks associated with patent infringement litigation initiated by Netlist, or by others against Netlist, as well as the costs and unpredictability of any such litigation; risks associated with Netlist's product sales, including the market and demand for products sold by Netlist and its ability to successfully develop and launch new products that are attractive to the market; the success of product, joint development and licensing partnerships; the competitive landscape of Netlist's industry; and general economic, political and market conditions, including quarantines, factory slowdowns and/or shutdowns. The military conflict between Russia and Ukraine may increase the likelihood of supply interruptions. All forward-looking statements reflect management's present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These and other risks and uncertainties are described in Netlist's annual report on Form 10-K for its most recently completed fiscal year filed on February 23, 2024, and the other filings it makes with the U.S. Securities and Exchange Commission from time to time, including any subsequently filed quarterly and current reports. In light of these risks, uncertainties and other factors, these forward-looking statements should not be relied on as predictions of future events. These forward-looking statements represent Netlist's assumptions, expectations and beliefs only as of the date they are made, and except as required by law, Netlist undertakes no obligation to revise or update any forward-looking statements for any reason.

(Tables Follow)

For more information, please contact:

The Plunkett Group	Netlist, Inc.
Mike Smargiassi	Gail M. Sasaki
NLST@theplunkettgroup.com	Chief Financial Officer
(212) 739-6729	(949) 435-0025

Netlist, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	(Unaudited)
	June 29,	December 30,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$23,806	$40,445
Restricted cash	12,600	12,400
Accounts receivable, net	5,358	4,562
Inventories	8,206	12,031
Prepaid expenses and other current assets	3,178	441
Total current assets	53,148	69,879

Property and equipment, net	668	770
Operating lease right-of-use assets	1,271	1,590
Other assets	469	560
Total assets	$55,556	$72,799

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$26,561	$39,831
Revolving line of credit	4,591	3,844
Accrued payroll and related liabilities	1,321	1,346
Deferred revenue	17,624	—
Other current liabilities	4,353	2,569
Total current liabilities	54,450	47,590
Operating lease liabilities	930	1,213
Other liabilities	359	237
Total liabilities	55,739	49,040

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock	—	—
Common stock	258	254
Additional paid-in capital	315,128	307,328
Accumulated deficit	(315,569)	(283,823)
Total stockholders' equity (deficit)	(183)	23,759
Total liabilities and stockholders' equity (deficit)	$55,556	$72,799

Netlist, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 29,	July 1,	June 29,	July 1,
	2024	2023	2024	2023
Net sales	$36,835	$10,026	$72,642	$19,047
Cost of sales(1)	36,062	9,787	71,154	18,248
Gross profit	773	239	1,488	799
Operating expenses:
Research and development(1)	2,369	2,255	4,810	4,556
Intellectual property legal fees	10,514	8,947	23,054	20,017
Selling, general and administrative(1)	2,966	3,325	6,082	6,355
Total operating expenses	15,849	14,527	33,946	30,928
Operating loss	(15,076)	(14,288)	(32,458)	(30,129)
Other income, net:
Interest income, net	257	277	634	333
Other income (expense), net	41	(16)	79	(19)
Total other income, net	298	261	713	314
Loss before provision for income taxes	(14,778)	(14,027)	(31,745)	(29,815)
Provision for income taxes	—	1	1	1
Net loss	$(14,778)	$(14,028)	$(31,746)	$(29,816)

Loss per common share:
Basic and diluted	$(0.06)	$(0.06)	$(0.12)	$(0.13)
Weighted-average common shares outstanding:
Basic and diluted	256,571	240,382	255,751	237,752

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$45	$53	$66	$71
Research and development	198	186	560	460
Selling, general and administrative	885	957	1,876	1,742
Total stock-based compensation	$1,128	$1,196	$2,502	$2,273